DocuSign Envelope ID: 17F8BA49-DF8F-479E-98E0-F7BAD57EDB20

MODIFICATION ADDENDUM TO THE BUSINESSMANAGER®AGREEMENT WITH BUSINESSES AND PROFESSIONALS
Upon signature by both parties, the BusinessManager Agreement with Businesses and Professionals entered into as of the 16th_day of March, 2022, by and between Vast Bank N.A. (the “Financial Institution”) and Fulton Technologies Inc (the “Business”) shall hereby be modified to provide the following:

Section 2.1.4 Assignment and Sale shall be deleted and replaced with the following:

The total outstanding Face Amount of Purchased Accounts by Financial Institution will never exceed $2,000,000.00, unless agreed to by Financial Institution which decision will be in Financial Institution’s Business Judgment.

This Modification Addendum shall be effective as of the 16th day of March, 2022.

All other terms and provisions of the BusinessManager Agreement with Businesses and Professionals shall remain in full force and effect.

Financial Institution    Business

_Vice President        _President
Title    Title

3/17/2022    3/17/2022
Date    Date

2015 Jack Henry & Associates, Inc. All Rights Reserved. BusinessManager® is a registered trademark of Jack Henry & Associates, Inc.